Exhibit 4.3

AMENDMENT No. 1 to Stock Purchase AGREEMENT

This Amendment No. 1 Stock Purchase Agreement (this “Agreement”) is made and entered into as of 17, 2021 by and among BIMI INTERNATIONAL MEDICAL INC. (“Parent”), CHONGQING GUANZAN TECHNOLOGY CO., LTD. (“Buyer”), CHONGQING ZHUODA PHARMACEUTICAL CO., LTD. (“Zhuoda”), XIAOLIN LIU (“Liu”), XUSEN HE (“He”) and DONG ZHANG (“Zhang”, together with Liu and He, “Sellers”). Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Parties are parties to that certain Stock Purchase Agreement dated as of September 10, 2021 (the “Original Agreement”), where Buyer agreed to purchase all the issued and outstanding shares of capital stock in Zhuoda from Sellers;

WHEREAS, the Parties desire to amend certain terms and conditions of the Original Agreement;

WHEREAS, pursuant to Section 13.7 of the Original Agreement, amendments to the Original Agreement shall be in writing and shall require the written consent of all parties involved; and

WHEREAS, the undersigned constitute all parties to the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement.

2. Amendment. The Parties hereby agree to amend the Original Agreement (as amended by this Agreement, the “Amended Agreement”) as follows:

(1)	Addition of Section. A new section 2.6 (c) is hereby added as follows:

“(c)	For the avoidance of doubt, the parties hereto acknowledge that regardless of the determination or the status of the payments set forth in this Section 2, no buy back, claw back or any other right which would allow the Sellers to have a portion or the entirety of the Shares returned to them is contemplated hereunder. ”

(2)	Reference to and Effect on the Original Agreement. On or after the date hereof, each reference in the Original Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Original Agreement as amended hereby. No reference to this Agreement need be made in any instrument or document at any time referring to the Original Agreement, a reference to the Original Agreement in any of such to be deemed a reference to the Amended Agreement.

(3)	No Other Amendments. Except as set forth herein, the Original Agreement shall remain in full force and effect in accordance with its terms, which such terms are hereby ratified and confirmed and remain in full force and effect.

3. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights of obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to its choice of laws principles. Any unresolved controversy or claim arising out of this Agreement will be governed in accordance with the provisions of the Original Agreement.

6. Representation by Counsel. Each of the parties hereto has been represented or has had the opportunity to be represented by legal counsel of their own choice.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

Chongqing Guanzan Technology Co., Ltd.

By:	/s/ Xiaoping Wang
Name:	Xiaoping Wang
Title:	CEO

PARENT:

BIMI INTERNATIONAL MEDICAL INC.

By:	/s/ Tiewei Song
Name:	Tiewei Song
Title:	CEO

SELLERS:

XIAOLIN LIU

By:	/s/ Xiaolin Liu
Name:	Xiaolin Liu
Address:	14-2, Unit 1, No. 110 Qing Yang Gong, Wanzhou District, Chongqing, PRC

XUSEN HE

By:	/s/ Xusen He
Name:	Xusen He
Address:	27-5, Tower B, Xin Shui An, Fengshou Community, Beibin Road, Wanzhou District, Chongqing, PRC

DONG ZHANG

By:	/s/ Dong Zhang
Name:	Dong Zhang
Address:	27-5, Tower B, Xin Shui An, Fengshou Community, Beibin Road, Wanzhou District, Chongqing, PRC

COMPANY:

Chongqing zhuoda pharmaceutical co., ltd.

By:	/s/ Xiaolin Liu
Name:	Xiaolin Liu
Title:	Chairman of the Board

Third party beneficiaries:

Ye Zhang
Only as to the Third Party Beneficiary Provisions

By:	/s/ Ye Zhang
Name:	Ye Zhang
Address:	No. 1 Gao Wang Road, Re Gao Le City, Building No. 15, Wang Hua District, Fu Shun City, Liaoning Province, PRC

Bo Wang
Only as to the Third Party Beneficiary Provisions

By:	/s/ Bo Wang
Name:	Bo Wang
Address:	No. 1 Gao Wang Road, Re Gao Le City, Building No. 15, Wang Hua District, Fu Shun City, Liaoning Province, PRC